Exhibit 99.1
Mineralys Therapeutics Announces Pricing of $150 Million Underwritten Offering of Common Stock
RADNOR, PA, June 3, 2026 – Mineralys Therapeutics, Inc. (Nasdaq: MLYS), a biopharmaceutical company focused on developing medicines to target hypertension and related comorbidities such as chronic kidney disease (CKD), obstructive sleep apnea (OSA) and other diseases driven by dysregulated aldosterone, announced today the pricing of an underwritten offering of 5,660,378 shares of its common stock at a price of $26.50 per share. The aggregate gross proceeds to Mineralys from the offering, before deducting underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $150.0 million. All of the securities to be sold in the offering are to be sold by Mineralys. The offering is expected to close on or about June 4, 2026, subject to the satisfaction of customary closing conditions.
BofA Securities, Goldman Sachs & Co. LLC and Evercore ISI are acting as joint book-running managers for the offering.
Mineralys intends to use the net proceeds from the offering to fund a portion of the $200.0 million upfront payment for the repurchase of the royalty obligation under its license agreement with Tanabe Pharma Corporation. Earlier today, Mineralys announced entering into a $500 million committed debt facility with funds managed by Pharmakon Advisors, LP.
The securities described above are being offered by Mineralys pursuant to a shelf registration statement that became automatically effective upon filing with the Securities and Exchange Commission (SEC). A prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: BofA Securities NC1-022-02-25, Attention: Prospectus Department, 201 North Tryon Street, Charlotte, North Carolina 28255-0001 or by email at dg.prospectus_requests@bofa.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, via telephone: (866) 471-2526, via fax: 212-902-9316, or via email: prospectus-ny@ny.email.gs.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
About Mineralys Therapeutics
Mineralys Therapeutics is a biopharmaceutical company focused on developing medicines to target hypertension and related comorbidities such as CKD, OSA and other diseases driven by dysregulated aldosterone. Its initial product candidate, lorundrostat, is a proprietary, orally administered, highly selective aldosterone synthase inhibitor. Mineralys is based in Radnor, Pennsylvania, and was founded by Catalys Pacific.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the completion of the proposed offering and the anticipated use of proceeds therefrom. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mineralys’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the proposed offering, and the other risks described in Mineralys’ filings with the SEC, including under the heading “Risk Factors” in Mineralys’ most recent Annual Report on Form 10-K and any subsequent filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Mineralys undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.
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CONTACTS
Investor Relations
investorrelations@mineralystx.com
Media Relations
Melyssa Weible
Elixir Health Public Relations
Email: mweible@elixirhealthpr.com